Exhibit 10.1
DIRECTORS AND OFFICERS
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement (the “Agreement”) is entered into as of                                         , between Insight Enterprises, Inc., a Delaware corporation (the “Company”), and [                    ], a member of the Board of Directors and/or officer of the Company (the “Indemnitee”).
RECITALS
          WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
          WHEREAS, Indemnitee is a director and/or officer of the Company;
          WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;
          WHEREAS, the Amended and Restated Bylaws (“Bylaws”) of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on such Bylaws;
          WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and
          THEREFORE, in consideration of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

          1. Certain Definitions:
Action: any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.
Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
Derivative Action: an Action by or in the right of the Company.
Expenses: include reasonable attorneys’ fees, court costs, deposition costs, court reporter fees, travel and all other costs, expenses and obligations actually paid to another or incurred in connection with investigating the facts underlying the Action, preparing to defend and defending the Action or preparing for and participating in the Action as a witness, or any of the foregoing expenses incurred on appeal, or any other reasonable expenses incurred by Indemnitee in participating in any Indemnifiable Action or Indemnifiable Derivative Action.

Indemnifiable Action or Indemnifiable Derivative Action: any Action or Derivative Action arising out of or relating, directly or indirectly, to the fact that Indemnitee is or was a Director, Indemnitee, employee, agent or fiduciary of the Company, or a subsidiary of the Company, or is or was serving at the request of the Company as a Director, Indemnitee, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
Independent Counsel: shall mean the person or body appointed in accordance with Section 9(e).
Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
Reviewing Party: shall mean the person or body appointed in accordance with Section 9(e).
Voting Securities: any securities of the Company which vote generally in the election of directors.
          2. No Pending Actions. Except as set forth in a written notice to the Company from Indemnitee or in litigation which has been filed and served on Company, Indemnitee represents to Company that, to Indemnitee’s actual knowledge, (i) there is no Indemnifiable Action or Indemnifiable Derivative Action involving Indemnitee as of the date of this Agreement and (ii) no facts exist that may form the basis for such Action involving Indemnitee.
          3. Indemnification For Actions Other Than Derivative Actions.
               (a) If Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or witness or other participant in, an Indemnifiable Action other than an Indemnifiable Derivative Action, the Company shall, subject to the provisions of this Agreement, indemnify Indemnitee to the fullest extent permitted by law against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement of such Action.
               (b) Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Action (or a part thereof) initiated by Indemnitee unless (i) Indemnitee initiated the Action as part of Indemnitee’s duties to the Company and its stockholders; (ii) the Company has joined in or the Board has consented to the initiation of such Action; (iii) the Action is one to enforce indemnification rights under this Agreement; or (iv) the Action is instituted after a Change in Control and Independent Counsel has approved its initiation.
          4. Indemnification For Derivative Actions.
               (a) Basic Indemnification. If Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or witness or other participant in an Indemnifiable Derivative Action, the Company shall, subject to the provisions of this Agreement, indemnify Indemnitee to the fullest extent permitted by law against any and all Expenses, but not judgments, fines, or, except as set forth below, amounts paid in settlement of such Derivative Action.
               (b) Adjudication of Liability in Derivative Actions. Notwithstanding Paragraph 4(a), no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged (by final judicial determination from which there is no further right to appeal) to be liable to the Company unless and only to the extent that the court in which such Derivative Action was brought shall determine upon application by Indemnitee that despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification which such court shall deem proper.
               (c) Settlement of Derivative Actions. Notwithstanding Paragraph 4(a), the court in which such Derivative Action was brought may determine upon application of Indemnitee that, in view of all circumstances of the case, indemnity for amounts paid in settlement is proper and may order indemnity for the amounts so paid in settlement and for the Expenses actually and reasonably paid in connection with such application, to the extent the court deems proper.
          5. Limits on Indemnification. Except as stated in Paragraph 6, there shall be no indemnification pursuant to this Indemnification Agreement:
               (a) to the extent that payment for the same claims or amounts are actually made to the Indemnitee under a valid and collectible insurance policy; provided, however, that if it should subsequently be determined that the Indemnitee is not legally entitled to retain any such payment, the restriction on indemnification pursuant to this subparagraph (a) shall no longer apply;
               (b) to the extent that the Indemnitee is indemnified or receives a recovery for the same claims or amounts otherwise than pursuant to this

Indemnification Agreement; provided, however, that if it should subsequently be determined that the Indemnitee is not legally entitled to retain any such recovery, the restriction on indemnification pursuant to this subparagraph (b) shall no longer apply;
               (c) on account of any violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder;
               (d) on account of any violation of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules promulgated thereunder, or similar state law, to the extent that such violation is based on (i) the purchase or sale of a security by Indemnitee or a person affiliated with Indemnitee while Indemnitee is in possession of material nonpublic information about the Company, or (ii) the communication of material nonpublic information about the Company in connection with any transaction on or through the facilities of a national securities exchange or from or through a broker or dealer, other than as part of a securities offering by the Company;
               (e) with respect to any transaction from which the Indemnitee derived an improper personal benefit to which he or she is not legally entitled;
               (f) for the return of any remuneration paid to the Indemnitee that is held by any court in a final judgment to have been illegal or improper;
               (g) to the extent that the Indemnitee acted or failed to act (i) not in good faith, or (ii) not in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or (iii) with respect to any criminal Action, with reasonable cause to believe his or her conduct was unlawful; or
               (h) if a final nonappealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
          6. Partial and Mandatory Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company of some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of an Action but not for the total amount, the Company shall indemnify Indemnitee for the portion to which Indemnitee is entitled. To the extent that Indemnitee has been successful on the merits or otherwise (including dismissal with or without prejudice) in defense of any Indemnifiable Action or Indemnifiable Derivative Action, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith, except as stated in Paragraph 5(a) or 5(b).
          7. Notification of Indemnifiable Action or Indemnifiable Derivative Action. Indemnitee shall promptly notify the Company of any Indemnifiable Action or Indemnifiable Derivative Action promptly after receipt by Indemnitee of notice of the commencement of such Indemnifiable Action or Derivative Action. With respect thereto:

               (a) The Company will be entitled to participate therein at its own expense;
               (b) Except as otherwise provided below, the Company jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee to be chosen or approved by the Company. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or participation in any Action or Derivative Action (including travel expenses) or as otherwise provided below. Indemnitee shall have the right to employ independent counsel in such Action or Derivative Action; however, the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:
                    (i) the employment of independent counsel by Indemnitee has been authorized by the Company;
                    (ii) counsel employed by the Company to represent the Indemnitee shall have reasonably concluded that there may be a conflict of interest in the conduct of the defense of such action that prevents such counsel from representing Indemnitee; or
                    (iii) the Company shall not in fact have employed counsel to assume the defense of such Action or Derivative Action on behalf of Indemnitee.
The fees and expenses of independent counsel of Indemnitee in subparagraphs 7(b)(i), (ii) and (iii) shall be borne by the Company; and
               (c) If the Company has assumed the defense of the Indemnitee pursuant to subparagraph (b) above, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amount paid in settlement of any Action or Derivative Action effected without its written consent, the Company shall not settle any Action or Derivative Action in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, and neither the Company nor Indenmitee will unreasonably withhold their consent to any proposed settlement.
          8. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and, from time to time upon written request of Indemnitee, shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Indemnifiable Action or Indemnifiable Derivative Action, and any and all judgments, fines, penalties and settlement amounts of any and all Indemnifiable Actions or Indemnifiable Derivative Action from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee shall advance, within ten (10) business days of a written request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 9(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. Trustee shall be chosen by the Board of Directors. Nothing in this Section 8 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust, and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.
          9. Advance of Expenses; Failure to Pay Claim.
               (a) Written Request. If so requested by Indemnitee in writing, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law, the Company shall (subject to the Expense Advance Rules hereinafter described) advance to Indemnitee (an “Expense Advance”) any and all Expenses incurred in connection with the investigation and preparation of the Indemnitee’s participation in any Indemnifiable Action or Indemnifiable Derivative Action, whether as a witness or a party, pursuant to this Agreement within twenty (20) business days of receipt of such written request together with the reimbursement commitment referred to in subparagraph (b) below. Regardless of any action by the Reviewing Party, if the Company does not honor Indemnitee’s request for an Expense Advance, Indemnitee may bring an action to enforce the right to an Expense Advance in accordance with the provisions of Section 9(f), and the Company shall have the burden of proof in such action to demonstrate that the Expense Advance is not payable. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and the Indemnitee.
               (b) Reimbursement by Indemnitee. The obligation of the Company to make an Expense Advance shall be subject to the condition that, if it is ultimately determined (by final judicial determination from which there is no further right to appeal) that there are matters to which Indemnitee is not entitled to indemnity under this Agreement, the Company shall be entitled to be reimbursed by Indemnitee for all such amounts. Prior to obtaining the initial Expense Advance, Indemnitee must confirm such reimbursement obligation by delivery to Company of a signed undertaking in the form of Exhibit A or in such other form as Company may reasonably accept.
               (c) Expense Advance Rules. Expenses in all cases must be reasonable and comply with existing or future billing procedures of the Company so that the Company can reasonably monitor and audit such Expenses. With respect to attorneys’ fees, the Company will give reasonable consideration to requests for specific counsel and to requests for the grouping of individuals for joint defense purposes. Any attorney representing more than one individual may be requested to render separate statements to each individual or otherwise allocate billings by individual.
               (d) Failure to Pay Claim. Regardless of any action by the Reviewing Party, if loss has been incurred and a claim for indemnification under this Agreement is not paid by the Company within twenty (20) business days after a written claim has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover any unpaid amount of the claim.
               (e) Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the Proceeding at issue; after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Identifiable Events, the Company shall seek advice only from Independent Counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including without limitation attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.
               (f) Jurisdiction. Each of the Company and Indemnitee agrees that the Delaware Court of Chancery shall have exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Agreement, applicable law, the Company’s Certificate of Incorporation or Bylaws or otherwise. Each of the Company and Indemnitee hereby irrevocably consents to jurisdiction of such court.

          10. Burden of Proof. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement for Expenses incurred in defending an Action in advance of its final disposition that it is not permissible under applicable law or under this Agreement for the Company to indemnify Indemnitee for the amount claimed. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because he or she has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
          11. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not payable under this Indemnification Agreement or permitted by applicable law.
          12. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation or Bylaws, or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
          13. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing Directors’ and Officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company Director, Officer or Indemnitee. If Indemnitee incurs any Expenses in tendering the defense of the Action to the insurance company providing the Directors and Officers insurance, such Expenses shall be considered indemnifiable Expenses.
          14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
          15. No Right To Continued Employment. Nothing contained in this Indemnification Agreement is intended to, or shall, create any right to continued employment by the Company.
          16. Amendments and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto; provided, however, that if any provision of this Agreement is challenged as being unlawful, the parties agree that the court in which such challenge is litigated may modify such provision so that it is enforceable to the maximum extent permitted by law and may enforce the Agreement as so modified. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          18. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, and assigns.
          19. Termination by Company. This Agreement shall continue in full force and effect, regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other enterprise at the Company’s request, unless terminated pursuant to this Paragraph. By giving written notice to Indemnitee at his or her address according to Company records, the Company, prior to a Potential Change of Control or Change of Control, may terminate its obligations under this Indemnification Agreement as to any act or omission of Indemnitee after such written notice is given. Notice is deemed given when actually received or two days after being sent by registered or certified mail, whichever is earlier.
          20. Severability. The provisions of this Agreement shall be severable and, in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law, including the provisions that have been modified by a court pursuant to Paragraph 16 hereof.
          21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

          22. Prior Agreements. This Agreement supersedes all prior Indemnification Agreements between the Company and Indemnitee. This Agreement shall be deemed to have been in effect during all periods that Indemnitee was an officer or director of the Company or any predecessor entity, regardless of the date of this Agreement.

INSIGHT ENTERPRISES, INC.

By:

Name:

Title:

INDEMNITEE

[name]